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                                                                      Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Expedia, Inc. on Form S-8 of our report dated July 28, 2000, appearing in the Annual Report on Form 10-K of Expedia, Inc. for the year ended June 30, 2000, and of our report dated May 18, 2001, appearing in the Annual Report on Form 11-K of the Expedia, Inc. 401(k) Plan for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Seattle, Washington

July 13, 2001